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                                                                    EXHIBIT 3.3



                          CERTIFICATE OF INCORPORATION

                                       OF

                                MESA SUB 1, INC.


                 FIRST: The name of the corporation is Mesa Sub 1, Inc. (the "Corporation").

                 SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                 THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                 FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 1,000 shares of common stock, par value $.01 per share ("Common Stock").

                 In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and upon any distribution of the assets of the Corporation in connection therewith, the holders of Common Stock shall be entitled to receive all the assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them.

                 Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on any matter submitted to the stockholders. Cumulative voting of shares of Common Stock is prohibited.

                 FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the grant of such authority shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal the Bylaws. The number of directors that shall constitute the whole Board of Directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. The election of directors need not be by written ballot, unless the Bylaws so provide. In addition to the authority and powers hereinabove or by statute conferred upon the directors, the directors are hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the General Corporation Law, this Certificate of Incorporation and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter
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adopted by the stockholders of the Corporation shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

                 SIXTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided for herein, shall be limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of this Article Sixth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                 SEVENTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law, as the same exists or hereafter may be amended.

                 EIGHTH: The name and mailing address of the sole incorporator are as follows:

                 NAME                                       MAILING ADDRESS
         Brenda L. Sutherland                               Baker & Botts, L.L.P.
                                                            2001 Ross Avenue
                                                            Dallas, Texas  75201

                 NINTH: The powers of the sole incorporator shall terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:





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

          NAME OF DIRECTOR                           MAILING ADDRESS
          Boone Pickens                              c/o Mesa Sub 1, Inc.
                                                     2600 Trammell Crow Center
                                                     2001 Ross Avenue
                                                     Dallas, Texas  75201

          Paul W. Cain                               c/o Mesa Sub 1, Inc.
                                                     2600 Trammell Crow Center
                                                     2001 Ross Avenue
                                                     Dallas, Texas 75201

                 IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of December 30, 1993 in her capacity as sole incorporator.



                                                     --------------------------
                                                     Brenda L. Sutherland





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

                             CERTIFICATE OF MERGER

                                       OF

                       MESA OPERATING LIMITED PARTNERSHIP

                                      INTO

                                MESA SUB 1, INC.



                 The undersigned, Mesa Sub 1, Inc., a Delaware corporation hereby certifies as follows:

                 1. The name and state of incorporation or jurisdiction of formation or organization of each of the constituent entities are:

Name                                             Jurisdiction
- ----                                             ------------
Mesa Operating Limited Partnership               Delaware
Mesa Sub 1, Inc.                                 Delaware

                 2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the provisions of subsection (c) of Section 263 of the General Corporation Law of the State of Delaware (the "Act") and subsection (b) of
Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA").

                 3. The surviving corporation of the merger is Mesa Sub 1, Inc., a Delaware corporation, which shall continue in existence under the corporate name "Mesa Operating Co."

                 4. The Certificate of Incorporation of Mesa Sub 1, Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation until amended in accordance with applicable law, except that paragraph FIRST thereof shall be amended to read in its entirety as follows:

                 "FIRST: The name of the corporation is Mesa Operating Co. (the "Corporation")."

                 5. The executed agreement of merger is on file at the principal place of business of Mesa Sub 1, Inc. at 2600 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201.





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                 6.       A copy of the agreement of merger will be furnished
by Mesa Sub 1, Inc., as the surviving entity, on request and without cost, to any stockholder of Mesa Sub 1, Inc., or any person holding an interest in Mesa Operating Limited Partnership.

                 7. The merger shall become effective at 6:00 p.m. (Eastern Standard Time) on January 5, 1994.





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                 IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the ____ day of January, 1994, and is being filed in accordance with Section 263 of the Act and Section 17-211 of the DRULPA.


Attest:                                 MESA SUB 1, INC.



By:                                     By:
    ---------------------                  -------------------------
    Charles L. Carpenter,                  Paul W. Cain,
    Secretary                              President





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